UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):  September 30, 2010 (September 24, 2010)
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Magnum Hunter Resources Corporation (the “Company”) and the lenders referred to below entered into a Limited Waiver of Credit Agreement Provisions effective as of September 24, 2010 (“Waiver”), relating to the Amended and Restated Credit Agreement dated as of February 12, 2010 (as amended), by and among the Company, Bank of Montreal, as administrative agent, Capital One, N.A., as syndication agent, and the lenders and guarantors party thereto. The Waiver permits the Company to repurchase up to $1,000,000 of its  common stock from time to time on or prior to December 31, 2010.

The Company requested this waiver for the purpose of acquiring shares of its common stock in the open market to be used to fund potential future common stock contributions to employees of the Company and its subsidiaries pursuant to a 401(k) Employee Stock Ownership Plan in the process of being implemented this year by the Company.

A copy of the Waiver is filed as part of this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Limited Waiver of Credit Agreement Provisions, effective September 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: September 30, 2010	By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description
99.1	Limited Waiver of Credit Agreement Provisions, effective September 24, 2010